Visa Inc. Reports Fiscal Second Quarter 2020 Results San Francisco, CA, April 30, 2020 – Visa Inc. (NYSE: V)  GAAP net income of $3.08B or $1.38 per share and non-GAAP net income of $3.10B or $1.39 per share  Net revenues of $5.9B, an increase of 7%  As a result of the COVID-19 outbreak, growth in the underlying business drivers slowed during the quarter, with significant declines in the month of March  Returned $3.9B of capital to shareholders in the form of share repurchases and dividends Q2 2020 Results Alfred F. Kelly, Jr., Chairman and Chief Executive (Ended March 31, 2020) Officer, Visa Inc., commented on the results: “As we find ourselves in unprecedented times, Visa (1) GAAP Non-GAAP is guided by our vision, mission and values. Our in billions, except top focus has been the safety of our employees percentages and YoY YoY per share data USD Change USD Change and we remain extremely driven to deliver for our clients and shareholders. In this past quarter, we Net Revenues $5.9 7% $5.9 7% have renewed several key relationships and formed some exciting new partnerships, all in support of the opportunities that we see in Net Income $3.08 4% $3.10 6% consumer payments, new flows and value added services. Although the road ahead will likely be Earnings Per challenging for a number of quarters, our business $1.38 6% $1.39 9% Share model is resilient and our strategy to enable the (1) Non-GAAP results exclude equity investment gains and losses, amortization of movement of money globally is more relevant acquired intangible assets and non-recurring acquisition-related costs. than ever.” Q2 2020 Key Business Drivers (YoY increase / (decrease), volume in constant dollars) Payments Volume Cross-Border Volume Processed Transactions +5% (2%) +7%

Fiscal Second Quarter 2020 — Financial Highlights GAAP net income in the fiscal second quarter was $3.08 billion or $1.38 per share, increases of 4% and 6%, respectively, over prior year’s results. Current and prior year’s results included $2 million of net losses and $84 million of net gains from equity investments, respectively. Current year’s results also included $16 million related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items, non-GAAP net income for the quarter was $3.10 billion or $1.39 per share, increases of 6% and 9%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 9% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal second quarter were $5.9 billion, an increase of 7%, driven by the year-over-year changes in payments volume, cross-border volume and processed transactions, which were not significantly impacted by COVID-19 until the latter part of March. Net revenues growth was approximately 8% on a constant-dollar basis. Payments volume for the three months ended December 31, 2019, on which fiscal second quarter service revenues are recognized, grew 8% over the prior year on a constant-dollar basis. Payments volume for the three months ended March 31, 2020, grew 5% over the prior year on a constant-dollar basis. Cross-border volume, on a constant-dollar basis, declined by 2% for the three months ended March 31, 2020. Excluding cross- border transactions within Europe, which have revenue yields similar to Europe’s domestic volume, the decline on a constant- dollar basis was 5% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2020, were 34.9 billion, a 7% increase over the prior year. Fiscal second quarter service revenues were $2.6 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 11% over the prior year to $2.7 billion. International transaction revenues grew 2% over the prior year to $1.8 billion. Other revenues of $392 million rose 20% over the prior year. Client incentives, which are a contra-revenue item, were $1.7 billion and represented 22.6% of gross revenues. GAAP operating expenses were $1.9 billion for the fiscal second quarter, a 4% increase over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these operating expense items, non-GAAP operating expenses grew 3% over the prior year, primarily driven by personnel and depreciation and amortization costs. GAAP non-operating expense was $95 million for the fiscal second quarter, including $2 million of net equity investment losses. GAAP effective income tax rate was 19.4% for the quarter ended March 31, 2020, including the tax impacts from amortization of acquired intangible assets, non-recurring acquisition-related costs and net equity investment losses. Excluding the tax impacts from these items, the non-GAAP effective income tax rate was 19.5% for the quarter ended March 31, 2020. Cash, cash equivalents and investment securities were $13.2 billion as of March 31, 2020. The weighted-average number of diluted shares of class A common stock outstanding was 2.23 billion for the quarter ended March 31, 2020. 2

Other Notable Items COVID-19 impacted both card present and card not present cross-border travel related spending, initially in Asia during February, and then globally and more significantly in March as the outbreak spread to the rest of the world. As countries imposed social distancing, shelter-in-place or total lock-down orders, domestic spending, most notably in travel, restaurants, entertainment and fuel, sharply declined week on week with significant deterioration in volume and transaction trends in the latter part of March. On January 13, 2020, Visa announced it signed a definitive agreement to acquire Plaid, a network that makes it easy for people to securely connect their financial accounts to the apps they use to manage their financial lives. Visa will pay $4.9 billion cash consideration and $0.4 billion of retention equity and deferred equity consideration. This acquisition is subject to customary closing conditions, including ongoing regulatory reviews and approvals, which are expected to be completed by the end of 2020. On March 31, 2020, Visa announced an offering of fixed-rate senior notes in an aggregate principal amount of $4.0 billion, with maturities ranging between 7 and 20 years, and interest rates from 1.9% to 2.7%. The weighted average interest rate is 2.16%. The notes were issued on April 2, 2020 and the net proceeds will be used for general corporate purposes. During the three months ended March 31, 2020, Visa repurchased 17.8 million shares of class A common stock, at an average price of $180.10 per share, using $3.2 billion of cash on hand. In the six months ended March 31, 2020, Visa repurchased a total of 30.9 million shares of class A common stock, at an average price of $179.94 per share, using $5.6 billion of cash on hand. The Company had $7.9 billion of remaining authorized funds for share repurchase as of March 31, 2020. On April 21, 2020, the board of directors declared a quarterly cash dividend of $0.30 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as- converted basis) payable on June 2, 2020, to all holders of record as of May 14, 2020. Financial Outlook for Fiscal Full-Year 2020 The worldwide spread of COVID-19 has created significant uncertainty in the global economy and the extent to which COVID-19 will impact the Company’s future results is difficult to reasonably estimate at this time; therefore we are not providing a fiscal full- year 2020 outlook. Fiscal Second Quarter 2020 Earnings Results Conference Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available for 30 days. Investor information, including supplemental financial information, is also available at http://investor.visa.com. 3

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of COVID-19, our future operations, prospects, developments, strategies and business growth. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  impact of global economic, political, market, health and social events or conditions, including the impact of COVID-19;  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, merchants and other third parties;  brand or reputational damage;  management changes;  exposure to loss or illiquidity due to settlement guarantees;  uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. The company’s relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa-everywhere/blog.html and @VisaNews. Investor Relations Media Relations Contacts Mike Milotich, 650-432-7644, Will Stickney, 415-805-4892, InvestorRelations@visa.com Press@visa.com 4

Fiscal Second Quarter 2020 — Financial Summary

Q2 FISCAL 2020 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended March 31, 2020		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 2,623	$ 2,623	9%	9%
Data processing revenues	2,711	2,711	11%	11%
International transaction revenues	1,833	1,833	2%	2%
Other revenues	392	392	20%	20%
Client incentives	(1,705)	(1,705)	15%	15%
Net revenues	5,854	5,854	7%	7%
Operating Expenses				
Personnel	940	938	5%	5%
Marketing	235	235	(3%)	(3%)
Network and processing	183	181	7%	6%
Professional fees	103	103	2%	2%
Depreciation and amortization	192	180	20%	13%
General and administrative	269	269	2%	2%
Litigation provision	8	8	(67%)	(67%)
Total operating expenses	1,930	1,914	4%	3%
Operating income	3,924	3,940	8%	8%
Non-operating expense	(95)	(93)	(367%)	95%
Effective tax rate	19.4%	19.5%	0 ppt	1 ppt
Net income	$ 3,084	$ 3,098	4%	6%
Earnings per share	$ 1.38	$ 1.39	6%	9%

Q2 FISCAL 2020 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	5%	3%
Cross-border volume	(2%)	(4%)
Processed transactions	7%	7%

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Visa Inc. Consolidated Balance Sheets (unaudited) March 31, September 30, 2020 2019 (in millions, except par value data) Assets Cash and cash equivalents $ 9,740 $ 7,838 Restricted cash equivalents—U.S. litigation escrow 1,264 1,205 Investment securities 2,411 4,236 Settlement receivable 1,432 3,048 Accounts receivable 1,516 1,542 Customer collateral 1,698 1,648 Current portion of client incentives 957 741 Prepaid expenses and other current assets 889 712 Total current assets 19,907 20,970 Investment securities 1,064 2,157 Client incentives 3,110 2,084 Property, equipment and technology, net 2,776 2,695 Goodwill 15,755 15,656 Intangible assets, net 27,011 26,780 Other assets 3,197 2,232 Total assets $ 72,820 $ 72,574 Liabilities Accounts payable $ 161 $ 156 Settlement payable 1,869 3,990 Customer collateral 1,698 1,648 Accrued compensation and benefits 573 796 Client incentives 4,376 3,997 Accrued liabilities 1,998 1,625 Current maturities of debt 3,999 — Accrued litigation 1,268 1,203 Total current liabilities 15,942 13,415 Long-term debt 13,893 16,729 Deferred tax liabilities 4,796 4,807 Other liabilities 3,604 2,939 Total liabilities 38,235 37,890 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued (the “class A equivalent preferred stock”) — — Series B convertible participating preferred stock, 2 shares issued and outstanding at March 31, 2020 and 2,285 2,285 September 30, 2019 (the “UK&I preferred stock”) Series C convertible participating preferred stock, 3 shares issued and outstanding at March 31, 2020 and 3,177 3,177 September 30, 2019 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,693 and 1,718 shares issued and outstanding at March 31, 2020 and September 30, 2019, respectively — — Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2020 — — and September 30, 2019 Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 shares issued and outstanding at March 31, 2020 — — and September 30, 2019 Right to recover for covered losses (184) (171) Additional paid-in capital 16,385 16,541 Accumulated income 13,366 13,502 Accumulated other comprehensive income (loss), net: Investment securities 6 6 Defined benefit pension and other postretirement plans (199) (192) Derivative instruments 78 199 Foreign currency translation adjustments (329) (663) Total accumulated other comprehensive income (loss), net (444) (650) Total equity 34,585 34,684 Total liabilities and equity $ 72,820 $ 72,574 6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,	
	2020	2019	2020	2019
	(in millions, except per share data)			
Net revenues	$ 5,854	$ 5,494	$ 11,908	$ 11,000
Operating Expenses				
Personnel	940	894	1,922	1,701
Marketing	235	241	509	517
Network and processing	183	171	364	344
Professional fees	103	101	209	192
Depreciation and amortization	192	160	374	319
General and administrative	269	264	582	540
Litigation provision	8	22	8	29
Total operating expenses	1,930	1,853	3,968	3,642
Operating income	3,924	3,641	7,940	7,358
Non-operating Income (Expense)				
Interest expense, net	(118)	(140)	(229)	(285)
Investment income and other	23	176	92	234
Total non-operating income (expense)	(95)	36	(137)	(51)
Income before income taxes	3,829	3,677	7,803	7,307
Income tax provision	745	700	1,447	1,353
Net income	$ 3,084	$ 2,977	$ 6,356	$ 5,954
Basic Earnings Per Share				
Class A common stock	$ 1.39	$ 1.31	$ 2.85	$ 2.61
Class B common stock	$ 2.25	$ 2.13	$ 4.62	$ 4.25
Class C common stock	$ 5.54	$ 5.23	$ 11.40	$ 10.44
Basic Weighted-average Shares Outstanding				
Class A common stock	1,703	1,748	1,708	1,754
Class B common stock	245	245	245	245
Class C common stock	11	12	11	12
Diluted Earnings Per Share				
Class A common stock	$ 1.38	$ 1.31	$ 2.85	$ 2.61
Class B common stock	$ 2.25	$ 2.13	$ 4.62	$ 4.25
Class C common stock	$ 5.54	$ 5.23	$ 11.38	$ 10.42
Diluted Weighted-average Shares Outstanding				
Class A common stock	2,228	2,279	2,234	2,285
Class B common stock	245	245	245	245
Class C common stock	11	12	11	12

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Visa Inc. Consolidated Statements of Cash Flows (unaudited) Six Months Ended March 31, 2020 2019 (in millions) Operating Activities Net income $ 6,356 $ 5,954 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 3,453 2,934 Share-based compensation 215 211 Depreciation and amortization of property, equipment, technology and intangible assets 374 319 Deferred income taxes (37) 256 VE territory covered losses incurred (13) (162) Other (84) (106) Change in operating assets and liabilities: Settlement receivable 1,642 (23) Accounts receivable 38 (203) Client incentives (4,323) (3,142) Other assets (496) (245) Accounts payable 14 (48) Settlement payable (2,165) (38) Accrued and other liabilities 303 170 Accrued litigation 65 (519) Net cash provided by (used in) operating activities 5,342 5,358 Investing Activities Purchases of property, equipment and technology (407) (313) Investment securities: Purchases (499) (1,806) Proceeds from maturities and sales 3,420 2,038 Acquisitions, net of cash acquired (77) — Purchases of / contributions to other investments (30) (236) Proceeds / distributions from other investments 2 10 Other investing activities 32 (89) Net cash provided by (used in) investing activities 2,441 (396) Financing Activities Repurchase of class A common stock (5,503) (4,331) Dividends paid (1,339) (1,141) Proceeds from issuance of commercial paper 1,001 — Cash proceeds from issuance of common stock under employee equity plans 109 89 Restricted stock and performance-based shares settled in cash for taxes (155) (103) Net cash provided by (used in) financing activities (5,887) (5,486) Effect of exchange rate changes on cash and cash equivalents 88 (171) Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents 1,984 (695) Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period 10,832 10,977 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period $ 12,816 $ 10,282 Supplemental Disclosure Income taxes paid, net of refunds $ 1,691 $ 1,381 Interest payments on debt $ 269 $ 269 Accruals related to purchases of property, equipment and technology $ 42 $ 51 8

Visa Inc. Fiscal 2020 and 2019 Quarterly Results of Operations (unaudited) Fiscal 2020 Quarter Ended Fiscal 2019 Quarter Ended March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 (in millions) Net revenues $ 5,854 $ 6,054 $ 6,137 $ 5,840 $ 5,494 Operating Expenses Personnel 940 982 871 872 894 Marketing 235 274 306 282 241 Network and processing 183 181 193 184 171 Professional fees 103 106 149 113 101 Depreciation and amortization 192 182 172 165 160 General and administrative 269 313 341 315 264 Litigation provision 8 — 370 1 22 Total operating expenses 1,930 2,038 2,402 1,932 1,853 Operating income 3,924 4,016 3,735 3,908 3,641 Non-operating Income (Expense) Interest expense, net (118) (111) (120) (128) (140) Investment income and other 23 69 96 86 176 Total non-operating income (expense) (95) (42) (24) (42) 36 Income before income taxes 3,829 3,974 3,711 3,866 3,677 Income tax provision 745 702 686 765 700 Net income $ 3,084 $ 3,272 $ 3,025 $ 3,101 $ 2,977 9

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited) We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Starting in fiscal 2020, we revised our non-GAAP methodology to exclude the impact of gains and losses on our equity investments, amortization of acquired intangible assets and acquisition-related costs for acquisitions that closed in fiscal 2019 and subsequent periods. Prior year amounts have been restated to conform to our current presentation. • Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business. During the three months ended March 31, 2020, we recorded net realized and unrealized losses of $2 million. During the six months ended March 31, 2020, we recorded net realized and unrealized gains of $11 million and related tax expense of $3 million. For the same prior- year comparable periods, we recorded net realized and unrealized gains of $84 million and $80 million, respectively, and related tax expense of $19 million and $18 million, respectively. • Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance. During the three and six months ended March 31, 2020, we recorded amortization of acquired intangible assets of $11 million and $22 million, respectively, and related tax benefit of $2 million and $5 million, respectively. There were no comparable amounts during the three and six months ended March 31, 2019 since we are only adjusting for transactions that closed in fiscal 2019 and subsequent periods. • Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business. During the three and six months ended March 31, 2020, we recorded acquisition-related costs of $5 million and $7 million, respectively, and related tax benefit of $2 million during both the three and six months ended March 31, 2020. There were no comparable amounts during the three and six months ended March 31, 2019 since we are only adjusting for transactions that closed in fiscal 2019 and subsequent periods. 10

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expense, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three and six months ended March 31, 2020 and 2019.

	Three Months Ended March 31, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 1,930	$ (95)	$ 745	19.4 %	$ 3,084	$ 1.38
(Gains) Losses on equity investments, net	—	2	—		2	—
Amortization of acquired intangible assets	(11)	—	2		9	—
Acquisition-related costs	(5)	—	2		3	—
Non-GAAP	$ 1,914	$ (93)	$ 749	19.5 %	$ 3,098	$ 1.39

	Six Months Ended March 31, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 3,968	$ (137)	$ 1,447	18.5 %	$ 6,356	$ 2.85
(Gains) Losses on equity investments, net	—	(11)	(3)		(8)	—
Amortization of acquired intangible assets	(22)	—	5		17	0.01
Acquisition-related costs	(7)	—	2		5	—
Non-GAAP	$ 3,939	$ (148)	$ 1,451	18.6 %	$ 6,370	$ 2.85

	Three Months Ended March 31, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 1,853	$ 36	$ 700	19.0 %	$ 2,977	$ 1.31
(Gains) Losses on equity investments, net	—	(84)	(19)		(65)	(0.03)
Non-GAAP	$ 1,853	$ (48)	$ 681	18.9 %	$ 2,912	$ 1.28

	Six Months Ended March 31, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 3,642	$ (51)	$ 1,353	18.5 %	$ 5,954	$ 2.61
(Gains) Losses on equity investments, net	—	(80)	(18)		(62)	(0.03)
Non-GAAP	$ 3,642	$ (131)	$ 1,335	18.5 %	$ 5,892	$ 2.58

[1] Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2020, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2020 and 2019, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended March 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$557	(7.0%)	(5.1%)	$447	(6.3%)	(4.0%)	7,399	$110	(9.5%)	(9.1%)	1,014
Canada	66	2.3%	3.5%	61	1.8%	2.9%	930	6	8.5%	9.7%	11
CEMEA	291	8.4%	9.4%	130	18.2%	19.5%	5,551	161	1.6%	2.4%	1,159
LAC	215	(6.7%)	5.3%	101	(0.5%)	14.3%	3,848	114	(11.6%)	(1.5%)	1,133
US	1,123	4.9%	4.9%	984	5.7%	5.7%	17,634	140	(0.7%)	(0.7%)	856
Europe	534	1.1%	4.0%	419	3.4%	6.0%	10,347	116	(6.5%)	(2.8%)	814
Visa Inc.	2,786	0.9%	3.0%	2,141	2.8%	4.6%	45,709	645	(4.8%)	(1.9%)	4,986
Visa Credit Programs											
US	$507	3.9%	3.9%	$492	3.9%	3.9%	5,958	$15	2.1%	2.1%	14
International	678	(5.1%)	(2.0%)	633	(5.0%)	(1.9%)	10,529	44	(6.7%)	(4.2%)	186
Visa Inc.	1,185	(1.5%)	0.4%	1,126	(1.3%)	0.6%	16,487	59	(4.6%)	(2.7%)	200
Visa Debit Programs											
US	$616	5.7%	5.7%	$492	7.6%	7.6%	11,676	$125	(1.1%)	(1.1%)	842
International	985	1.0%	4.6%	524	7.7%	11.2%	17,546	461	(5.8%)	(2.1%)	3,945
Visa Inc.	1,601	2.7%	5.0%	1,016	7.7%	9.4%	29,222	586	(4.8%)	(1.9%)	4,787

For the 3 Months Ended December 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$628	1.9%	1.8%	$511	3.6%	4.2%	8,135	$117	(4.7%)	(7.6%)	1,069	908	1,006
Canada	79	4.4%	4.4%	73	4.1%	4.1%	1,057	6	7.9%	7.9%	11	74	79
CEMEA	322	11.6%	10.5%	142	24.5%	22.6%	5,639	180	3.2%	2.5%	1,275	364	362
LAC	254	1.0%	8.7%	116	7.4%	17.2%	4,119	138	(3.7%)	2.5%	1,236	447	487
US	1,201	7.1%	7.1%	1,057	7.9%	7.9%	19,010	145	2.1%	2.1%	924	793	976
Europe	596	4.5%	5.3%	462	7.8%	8.2%	11,327	134	(5.3%)	(3.6%)	961	518	568
Visa Inc.	3,080	5.4%	6.0%	2,361	7.6%	8.2%	49,288	719	(1.3%)	(0.5%)	5,474	3,105	3,478
Visa Credit Programs													
US	$568	6.6%	6.6%	$554	6.7%	6.7%	6,755	$14	1.4%	1.4%	15	276	345
International	780	3.6%	4.9%	731	4.2%	5.6%	11,570	49	(4.6%)	(3.8%)	208	712	797
Visa Inc.	1,348	4.9%	5.6%	1,285	5.3%	6.1%	18,325	63	(3.3%)	(2.7%)	224	988	1,142
Visa Debit Programs													
US	$633	7.6%	7.6%	$503	9.1%	9.1%	12,256	$130	2.2%	2.2%	908	517	631
International	1,100	4.8%	5.7%	574	11.8%	12.5%	18,707	526	(1.9%)	(0.9%)	4,342	1,600	1,705
Visa Inc.	1,732	5.8%	6.4%	1,076	10.5%	10.9%	30,963	656	(1.1%)	(0.3%)	5,250	2,117	2,336

VISA 12

For the 3 Months Ended September 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$610	1.8%	2.9%	$494	3.8%	5.7%	7,902	$116	(6.0%)	(7.5%)	988	872	973
Canada	77	7.5%	8.3%	71	7.9%	8.7%	1,048	6	2.9%	3.7%	11	71	78
CEMEA	308	11.3%	11.6%	133	25.6%	25.2%	5,398	175	2.5%	3.1%	1,259	361	358
LAC	240	4.2%	9.6%	108	11.7%	18.3%	3,830	132	(1.1%)	3.4%	1,213	437	475
US	1,169	7.3%	7.3%	1,022	8.1%	8.1%	18,788	148	2.1%	2.1%	951	766	937
Europe	579	2.1%	6.2%	442	4.8%	9.1%	10,873	137	(5.6%)	(2.3%)	998	510	559
Visa Inc.	2,983	5.3%	6.8%	2,270	7.5%	9.1%	47,838	713	(1.3%)	0.1%	5,418	3,018	3,380
Visa Credit Programs													
US	$547	6.7%	6.7%	$533	6.9%	6.9%	6,603	$14	1.2%	1.2%	16	272	337
International	763	4.9%	7.1%	712	5.4%	7.6%	11,283	51	(0.9%)	1.4%	224	711	798
Visa Inc.	1,310	5.7%	7.0%	1,245	6.0%	7.3%	17,885	65	(0.4%)	1.4%	240	983	1,135
Visa Debit Programs													
US	$622	7.9%	7.9%	$489	9.6%	9.6%	12,185	$133	2.2%	2.2%	935	493	599
International	1,051	3.3%	6.0%	536	9.3%	13.2%	17,768	515	(2.3%)	(0.6%)	4,244	1,541	1,645
Visa Inc.	1,673	4.9%	6.7%	1,025	9.4%	11.4%	29,953	648	(1.4%)	(0.1%)	5,178	2,035	2,245

For the 3 Months Ended June 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$602	(1.9%)	3.0%	$484	(0.3%)	5.4%	7,529	$118	(7.8%)	(5.7%)	992	934	1,034
Canada	74	1.5%	5.5%	68	1.7%	5.6%	999	6	(0.2%)	3.6%	11	64	70
CEMEA	296	5.2%	8.7%	123	17.2%	21.0%	5,100	173	(1.9%)	1.3%	1,250	354	353
LAC	234	(2.5%)	7.6%	104	2.6%	16.0%	3,622	130	(6.3%)	1.6%	1,198	429	466
US	1,168	7.9%	7.9%	1,021	8.9%	8.9%	18,611	147	1.6%	1.6%	946	759	923
Europe	563	(2.6%)	5.3%	430	0.5%	8.1%	10,358	133	(11.5%)	(2.9%)	1,003	506	554
Visa Inc.	2,936	2.4%	6.4%	2,231	5.0%	8.8%	46,219	705	(5.0%)	(0.6%)	5,400	3,046	3,400
Visa Credit Programs													
US	$542	7.0%	7.0%	$528	7.1%	7.1%	6,392	$14	5.1%	5.1%	15	270	334
International	741	(0.6%)	6.1%	691	(0.2%)	6.5%	10,760	50	(4.8%)	1.0%	226	704	789
Visa Inc.	1,283	2.5%	6.5%	1,219	2.8%	6.8%	17,152	64	(2.8%)	1.9%	241	974	1,124
Visa Debit Programs													
US	$626	8.7%	8.7%	$493	10.9%	10.9%	12,219	$132	1.3%	1.3%	931	489	589
International	1,028	(1.2%)	4.8%	518	4.9%	11.7%	16,848	509	(6.7%)	(1.4%)	4,227	1,583	1,687
Visa Inc.	1,653	2.3%	6.2%	1,012	7.7%	11.3%	29,067	642	(5.2%)	(0.8%)	5,159	2,072	2,276

For the 3 Months Ended March 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$598	(1.4%)	3.6%	$477	0.7%	6.3%	6,942	$121	(9.1%)	(5.6%)	1,003	933	1,027
Canada	65	(1.1%)	3.4%	59	(0.7%)	3.8%	878	5	(5.5%)	(1.2%)	11	63	69
CEMEA	268	(0.4%)	7.9%	110	10.6%	21.2%	4,467	158	(6.8%)	0.2%	1,157	355	348
LAC	230	(9.5%)	5.3%	101	(4.8%)	13.1%	3,435	129	(12.9%)	0.1%	1,148	426	461
US	1,071	7.0%	7.0%	931	7.9%	7.9%	16,969	141	0.9%	0.9%	889	758	918
Europe	529	(5.1%)	4.4%	405	(2.6%)	6.3%	9,516	124	(12.6%)	(1.5%)	926	505	551
Visa Inc.	2,761	0.2%	5.6%	2,084	3.3%	8.0%	42,207	678	(8.1%)	(1.1%)	5,134	3,039	3,375
Visa Credit Programs													
US	$488	6.1%	6.1%	$474	6.3%	6.3%	5,699	$15	0.6%	0.6%	14	271	336
International	714	(1.4%)	6.3%	667	(0.9%)	6.8%	9,931	47	(7.7%)	0.0%	205	701	785
Visa Inc.	1,202	1.5%	6.3%	1,140	2.0%	6.6%	15,630	62	(5.8%)	0.2%	220	972	1,120
Visa Debit Programs													
US	$583	7.7%	7.7%	$457	9.7%	9.7%	11,270	$126	1.0%	1.0%	874	487	583
International	976	(5.2%)	3.6%	486	0.8%	9.6%	15,307	490	(10.4%)	(1.8%)	4,040	1,580	1,672
Visa Inc.	1,559	(0.7%)	5.1%	943	4.9%	9.6%	26,577	616	(8.3%)	(1.2%)	4,914	2,067	2,255

VISA
13

For the 12 Months Ended March 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,396	(1.3%)	0.7%	$1,935	0.2%	2.8%	30,965	$461	(7.0%)	(7.5%)	4,062
Canada	297	4.0%	5.4%	273	3.9%	5.4%	4,034	23	4.6%	6.2%	44
CEMEA	1,217	9.2%	10.1%	529	21.4%	22.1%	21,687	688	1.3%	2.3%	4,942
LAC	943	(1.0%)	7.9%	429	5.2%	16.5%	15,418	513	(5.6%)	1.6%	4,779
US	4,662	6.8%	6.8%	4,084	7.7%	7.7%	74,044	578	1.3%	1.3%	3,676
Europe	2,271	1.3%	5.2%	1,752	4.1%	7.9%	42,906	519	(7.3%)	(2.9%)	3,776
Visa Inc.	11,785	3.5%	5.6%	9,002	5.7%	7.7%	189,054	2,783	(3.1%)	(0.7%)	21,279
Visa Credit Programs											
US	$2,165	6.1%	6.1%	$2,107	6.2%	6.2%	25,707	$58	2.4%	2.4%	60
International	2,960	0.8%	4.1%	2,767	1.1%	4.5%	44,141	193	(4.2%)	(1.3%)	845
Visa Inc.	5,125	2.9%	4.9%	4,874	3.3%	5.2%	69,849	251	(2.7%)	(0.5%)	905
Visa Debit Programs											
US	$2,497	7.5%	7.5%	$1,977	9.3%	9.3%	48,336	$520	1.2%	1.2%	3,616
International	4,163	2.0%	5.3%	2,151	8.5%	12.1%	70,869	2,012	(4.2%)	(1.2%)	16,758
Visa Inc.	6,660	4.0%	6.1%	4,128	8.8%	10.8%	119,205	2,532	(3.1%)	(0.7%)	20,374

For the 12 Months Ended March 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,427	4.7%	6.8%	$1,931	7.3%	9.4%	28,091	$495	(4.2%)	(2.0%)	4,109	933	1,027
Canada	285	5.2%	7.6%	263	5.4%	7.8%	3,734	22	2.7%	5.0%	45	63	69
CEMEA	1,114	2.1%	8.2%	436	14.3%	22.0%	17,236	679	(4.4%)	0.8%	4,914	355	348
LAC	952	(7.5%)	6.7%	408	(2.9%)	14.5%	13,464	544	(10.6%)	1.7%	4,802	426	461
US	4,364	9.4%	9.4%	3,793	10.6%	10.6%	69,639	571	2.0%	2.0%	3,763	758	918
Europe	2,243	2.5%	6.5%	1,683	4.7%	8.0%	38,024	560	(3.7%)	2.3%	4,172	505	551
Visa Inc.	11,385	4.6%	7.9%	8,513	7.9%	10.4%	170,190	2,872	(4.3%)	1.0%	21,805	3,039	3,375
Visa Credit Programs													
US	$2,041	8.9%	8.9%	$1,984	9.1%	9.1%	24,167	$57	0.3%	0.3%	60	271	336
International	2,938	4.1%	8.5%	2,736	4.7%	9.2%	40,023	202	(3.8%)	0.0%	867	701	785
Visa Inc.	4,979	6.0%	8.7%	4,721	6.5%	9.2%	64,190	258	(2.9%)	0.1%	928	972	1,120
Visa Debit Programs													
US	$2,323	9.8%	9.8%	$1,809	12.2%	12.2%	45,472	$514	2.2%	2.2%	3,703	487	583
International	4,083	0.2%	5.9%	1,984	7.6%	11.8%	60,527	2,099	(5.9%)	0.8%	17,174	1,580	1,672
Visa Inc.	6,406	3.5%	7.3%	3,792	9.7%	12.0%	105,999	2,614	(4.4%)	1.1%	20,877	2,067	2,255

VISA 14

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended		
Mar 31, 2020	(4%)	(2%)
Dec 31, 2019	7%	9%
Sep 30, 2019	4%	7%
Jun 30, 2019	2%	7%
Mar 31, 2019	(2%)	4%
12 Months Ended		
Mar 31, 2020	2%	5%

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Mar 31, 2020	34,941	7%
Dec 31, 2019	37,775	11%
Sep 30, 2019	36,425	11%
Jun 30, 2019	35,428	12%
Mar 31, 2019	32,544	11%
12 Months Ended		
Mar 31, 2020	144,569	10%

VISA

15

Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. 16